Free Writing Prospectus
Filed Pursuant to Rule 433
Dated October 6, 2011
Registration Statement Nos. 333-171922,
333-171922-01 and 333-171922-02

$1.092+B Ford Credit Floorplan Master Owner Trust (FORDF) 2011-2
Joint Leads:	BARC, BNP, RBS	SEC-Registered
Co-Mgrs:	COMMERZ, SCOTIA	Selling Grp: LOOP, WILLIAMS

CLS	$SIZE MMs	WAL	M/S&P/F	EXPECT	LEGAL	SPREAD	YLD	COUP	PRICE
A-1	$150.000	1.93	Aaa/AAA/AAA	09/13	09/15	+70	1.333%	1.32%	99.9823%
A-2	$800.000	1.93	Aaa/AAA/AAA	09/13	09/15	+60	1ml+60
B	$43.464	1.93	Aa1/AA/AA	09/13	09/15	+125	1.883%	1.87%	99.9893%
C	$62.092	1.93	Aa3/A/A	09/13	09/15	+175	2.383%	2.37%	99.99762%
D	$37.255	1.93	A3/BBB/BBB	09/13	09/15	+225	2.883%	2.86%	99.98905%

TICKER	:	FORDF 2011-2	REGISTRATION	:	PUBLIC
EXPECTED SETTLE	:	10/12/11	EXPECTED RATINGS	:	MDY/S&P/Fitch
FIRST PAY DATE	:	11/15/11	ERISA ELIGIBLE	:	YES
BILL & DELIVER	:	BARCLAYS
THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (edgar®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.